Exhibit 10.94

AMENDMENT NO. 1 TO THE

PUGET ENERGY, INC. NONEMPLOYEE DIRECTOR STOCK PLAN

        This amendment (this “Amendment”) is made to the Puget Energy, Inc. (the “Company”) Nonemployee Director Stock Plan (the “NED Plan”), effective as of January 1, 2003. All terms defined in the NED Plan have the same meaning when used herein. All provisions of the NED Plan not amended by this Amendment shall remain in full force and effect.

    1.        Section 6(b) of the NED Plan is amended in its entirety to read as follows:

    (b)        Each director of the Company who is a Nonemployee Director at any time during a calendar year shall receive a Stock Payment as a portion of the Quarterly Retainer payable to such director. The Stock Payment shall be made as soon as possible following a fiscal quarter end. The number of shares of Common Stock to be issued to each Participant as a Stock Payment shall be determined by dividing an amount equal to 50% of the Quarterly Retainer payable to such Participant for a fiscal quarter by the Market Price of the Common Stock for the last business day of that fiscal quarter; provided, however, that 100% of the Quarterly Retainer shall be paid to a Participant as a Stock Payment until such Participant owns that number of shares determined by dividing an amount equal to the value of two years of Quarterly Retainers (based on the amount of the Quarterly Retainer that is being paid for that fiscal quarter) by the Market Price of the Common Stock for the last business day of that fiscal quarter; provided further, that no fractional shares shall be issued, and in lieu thereof the number of shares in the Stock Payment shall be rounded to the nearest whole number of shares. Certificates evidencing the shares of Common Stock constituting Stock Payments shall be registered in the respective names of, or as directed by, the Participants and shall be issued to each Participant.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed effective as of the date appearing above.

PUGET ENERGY, INC.

By:________________________________

Its:_______________________________